SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                              Wachovia Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)      Title of each class of securities to which transaction applies:
     (2)      Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)      Proposed maximum aggregate value of transaction:
     (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                                             Date: June 11, 2001

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of the merger between Wachovia Corporation and First Union Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to Wachovia's and First Union's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of Wachovia's and First Union's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of Wachovia's and First Union's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause Wachovia's and First Union's results to differ materially from those described in the forward-looking statements can be found in Wachovia's and First Union's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Wachovia or First Union or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and First Union do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The proposed transaction will be submitted to Wachovia's and First Union's stockholders for their consideration, and on June 1, 2001 First Union filed an amended registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus of Wachovia and First Union and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Wachovia and First Union, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397), or to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782).

Wachovia and First Union, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Wachovia and First Union in connection with the merger. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on
Schedule 14A, as filed with the SEC on March 19, 2001. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

         FORM OF LETTER TO WACHOVIA CORPORATION CHARITABLE FUNDS AND PRIVATE FINANCIAL ADVISORS CUSTOMERS REGARDING THE PROPOSED MERGER WITH FIRST UNION CORPORATION

         SPECIAL ISSUE OF WACHOVIA INTERNAL EMPLOYEE AND RETIREE NEWSLETTER REGARDING THE PROPOSED MERGER WITH FIRST UNION CORPORATION

FORM OF LETTER TO WACHOVIA CORPORATION CHARITABLE FUNDS AND PRIVATE FINANCIAL ADVISORS CUSTOMERS REGARDING THE PROPOSED MERGER WITH FIRST UNION CORPORATION


Date

[Customer Name]
[Customer Address]
[City, State, Zip]

Dear [Customer Name],

In April, Wachovia announced a definitive agreement with First Union to combine in a proposed merger of equals. Through this merger, we plan to create a new company called Wachovia Corporation, which will be headquartered in Charlotte. The new Wachovia will have combined assets of $324 billion, ranking fourth among U.S. bank holding companies.

On May 14, SunTrust Banks, Inc. made an unsolicited proposal to acquire Wachovia Corporation. On May 22, the Wachovia Board of Directors rejected this proposal and reaffirmed its commitment to the planned merger of equals with First Union Corporation. There were several reasons why the SunTrust offer was rejected, including the fact that our approach to managing our businesses is fundamentally different, thus creating a poor strategic fit.

The merger with First Union is compelling, and I would like to affirm that this is a merger of equals. The new board will be comprised of 50 percent Wachovia and 50 percent First Union directors. Senior leadership will include key executives from both companies, with Stan Kelly leading the Wealth Management Division, which includes [Charitable Funds Management/Private Financial Advisors].

Together, Wachovia and First Union plan to create the new model for a super-regional financial services provider. The new Wachovia should have a high-growth, high-return future with outstanding long-term potential for earnings growth and expansion of shareholder value. We believe the two organizations are an ideal strategic fit in non-traditional high-growth, high-return businesses.

Our two companies have far more similarities than differences, with philosophies, business strategies, vision and values being remarkably alike. We share a commitment to provide excellent and unparalleled customer service, which will be evident following our merger. First Union's customer service has improved in the past year with a new senior management team at the helm. Wachovia has been recognized for many years for its customer service, and the new Wachovia will be focused on serving customers in an exceptional manner.

Our new organization combines two long legacies of excellence in wealth management. We believe the combination will provide a premier wealth and trust management platform, creating a leading investment manager with an impressive investment track record.

The combined organization will make us stronger than we were individually. Together, we believe our products, services and distribution network will be unsurpassed. Here are a few statistics about the new Wachovia that are worth noting:

|X|      $96 billion in mutual fund assets (4th largest among banks)
|X|      $222 billion in assets under management
|X|      Expanded investment offerings
|X|      Enhanced brokerage distribution for securities

We will remain intensely focused on you and your wealth management needs. We have chosen to approach the combination of our two organizations in a deliberate manner to help ensure that this transition is as seamless as possible for you so that you continue to receive the high level of service you have routinely expected and received from Wachovia.

While many of the financial services mergers of the past resulted in very large institutions, customer service levels may not always have kept pace. The new Wachovia will provide you with expanded capabilities and a broader network for you to do business. We plan to create a premier wealth management institution for you.

More detailed information regarding our proposed merger is available on our Web site, www.wachovia.com in the "Merger News" section.

I can be reached at [xxx-xxx-xxxx] if you have any questions regarding your relationship with the new Wachovia.

Sincerely,









This letter contains forward-looking statements regarding Wachovia Corporation. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in Wachovia's filings with the Securities and Exchange Commission.

In connection with the proposed transaction with Wachovia, on June 1, 2001, First Union filed an amended registration statement on Form S-4 with the Securities and Exchange Commission containing a preliminary joint proxy statement/prospectus of First Union and Wachovia. Stockholders are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You may obtain a free copy of the registration statement and the joint proxy statement/prospectus, without charge, at the SEC's internet site (http://www.sec.gov). Copies of these documents can also be obtained, without charge, by directing a request to First Union Corporation, Investor Relations, One First Union Center, 301 South College Street, Charlotte, NC 28288-0206, 704-374-6782, or to Wachovia Corporation, Investor Relations, 100 North Main Street, Winston-Salem, NC 27150, 888-492-6397. Information regarding the director and officer participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the proxy materials filed with the SEC by First Union on March 13, 2001 and by Wachovia on March 19, 2001. Additional information regarding the interests of participants in the proxy solicitation may be obtained by reading the registration statement and the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available. The information presented above may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's public reports filed with the SEC.



SPECIAL ISSUE OF WACHOVIA INTERNAL EMPLOYEE AND RETIREE NEWSLETTER REGARDING THE PROPOSED MERGER WITH FIRST UNION CORPORATION

                                                               -------------
Wachovia News                                                  Special Issue
A publication for Wachovia employees and retirees              -------------



June 2001
Inside This Issue


[PHOTO]
Questions and Answers
with Baker and McCoy

A look at the primary reasons Wachovia senior executives and the board of directors support a combination with First Union.

[PHOTO]
Visit Special Site on
WNFO for Merger News

Visit the Merger Matters site on WNFO for a complete look at merger-related news and updates on the integration process. The site can be accessed by clicking on the words "Merger Matters" in the right navigation bar of the WNFO home page.

[PHOTO]
Retirees Can Stay
Current on Wachovia's
Merger Web Site

Wachovia posts news releases on its Internet site at www.wachovia.com under the "About Wachovia" tab. In the near future, all merger-related news on wachovia.com will be accessible from a special site available on the home page.


[PHOTO]
See Wachovia's  intranet for
more detail on articles with
the WNFO logo.



A Special Message from Bud Baker
    As you now know, the Wachovia board of directors voted on May 22 to reject an unsolicited and hostile proposal from SunTrust to acquire Wachovia. You also may know that Wachovia and SunTrust discussed a possible merger as recently as December. What you may not understand is why these discussions did not lead to a transaction, why SunTrust is not a suitable strategic partner and why we believe a merger of equals with First Union offers greater value for all of Wachovia's constituents.

Planning for Future Growth
     In recent years, Wachovia has launched aggressive steps to create a culture focused on high performance and long-term growth. As part of these discussions about strategy and growth, we considered a wide range of options to help us grow. We reviewed the life insurance business, we looked carefully at e-commerce, and we went back to study a community-banking model to serve rural areas. Another possibility reviewed was the desirability of building a superior franchise in an area of the country that has sound economic growth in its future, strong population growth, good economics, a large commercial base and a substantial population of wealthy families. It was a concept we deemed extremely attractive. The region in question, of course, was our own Southeast and the middle Atlantic states.
    As we moved forward with strategic plans, thinking of ways to build our franchise, we considered, among other options, the possibility of merging with another company or acquiring other companies. Considering the number of available candidates in the Southeast, the latter possibility seemed long, arduous and fraught with risk and expense.

Discussions with First Union and SunTrust
    In late 2000, I had discussions with both First Union and SunTrust. I met with Ken Thompson from First Union in September. Our discussions were very general in nature. They explored general business concepts and views of the future. We debated whether it would ever make sense for our two companies to come together. These meetings were exploratory to see if there was any basis on which to have conversations in the future.
    In November, I met with Phil Humann, chief executive of SunTrust, at his request, to talk about the possibility of a merger. Phil and I have talked a number of times over the years about a possible combination.
    As we moved along in our discussions with SunTrust, other individuals were involved to begin the initial stages of due diligence. As we went into that process and more people became involved, critical issues were uncovered. In the end, we did not complete a transaction. There were some substantial questions left unanswered and issues that could not be resolved.

Issues with SunTrust
    The problems we had with SunTrust were in the very same areas where we have had problems in years before. Conversations about a possible combination of Wachovia and SunTrust have extended across the careers of two Wachovia chief executive officers and three SunTrust chief executive officers. The issue that has always prevented a successful combination has been the basic concept of how to do business. This includes how to approach customers and how to organize the company in order to reach customers and do business with them effectively. This fundamental concept is the basis for any company's future growth and success. Customers are smarter every day. They have more options. They want to be served where, when and how they want to be served and at the lowest price possible. Therefore, it is absolutely critical that service companies coordinate delivery of products and services for the sole convenience of customers, not to preserve their own organization. Customers want the best service at the lowest price. If you do not bring products and services together in a meaningful way for customers, they will go elsewhere. This is going to be a world where the company with the best strategy and the best approach to the customer will win.
    We found irreconcilable differences across the spectrum of lines of business. We found significant differences in the way we think about organizational structure. We found enormous differences in the way we think about our relationships with each other and how we treat the people within our companies.
    The inability to achieve agreement on these and other important but fundamental issues led us to break off discussions. In truth, a combination with SunTrust would have only been a half step forward. SunTrust does not have the breadth and depth of product capability to help us serve customers in the manner we believe is necessary to sustain future growth. Much more work would have been required to prepare for the future.


[PHOTO]
"In truth, a combination with SunTrust would have only been a half step forward. SunTrust does not have the breadth and depth of product capability to help us serve customers in the manner we believe is necessary to sustain future growth."


The First Union Agreement
    In early 2001, Ken Thompson and I continued our discussions and began taking a more in-depth look at the possibility of combining First Union and Wachovia. Our talks were extremely thorough and disciplined. We later broadened discussions to include senior officers from each company to see if there was any opportunity for compatibility. Our strategies, approach to customers and vision of the future were strikingly similar. There was a lot of mutual excitement that through a combination of our two companies we could create perhaps the finest financial service company in America. We moved forward and began putting together the merger proposal that was approved by our board in April.
    We are now moving forward with integration efforts with First Union. We expect to close the merger in the third quarter as planned. As we move forward, there will be external distractions. SunTrust is attempting to subvert our transaction with First Union through a barrage of lawsuits and propaganda in the media. We will set the record straight. We will discuss the problems we see with SunTrust and its hostile proposal to acquire Wachovia. SunTrust is not a bad bank, but we do not believe it has positioned itself for the future. We believe its technological capabilities lag behind competitors and its product capabilities have been assembled through a series of small acquisitions. These factors do not positioned SunTrust to achieve excellence in the kind of world we see clearly in the future.
    During this time, we must keep sight of our most important charge - to continue to provide exceptional service to Wachovia customers. We will need to spend extra time with them. They will have questions and concerns. We will continue to provide you with information as it is available to help address these questions and to reassure customers that Wachovia's merger of equals with First Union will bring them great value and even better service in the future.
    Occasionally, in a lifetime, there is a chance to do something bold, imaginative and exciting. There is an opportunity to create something of great value for those we serve. Many people live their entire lives without such a chance. Our merger with First Union is such an opportunity. It is the chance, in one stroke, to create the finest financial service company in America. That is why SunTrust is mounting this irrational fight. The competitive balance has been turned upside down.

/s/ Bud Baker

Questions and Answers with
CEO Bud Baker and CFO Bob McCoy


[PHOTO OF BUD BAKER]

WN: The recent investor conference painted a very bright picture for Wachovia's future with sound strategies for delivering growth. Why do you feel it's most important for Wachovia to merge with another company at this time?

Baker: One of the things we worked on while we were building the strategic plan was the overall concept of where Wachovia should be in key markets over a long period of time. As we evaluated that, we began to think a lot about our position in the Southeast and the desire to have a broad, deep franchise across the great markets of the Southeast and having all the products we need to serve customers in those markets. This led us to do a considerable amount of thinking about the possibility of a strategic partner. Coming out of those discussions, we agreed that we would move forward and implement the plan, which we thought would promote strong growth in earnings per share. We also would continue to think about longer-term growth for Wachovia and for our people and the possibility of achieving that through a strategic merger.

WN: Many Wachovians have long believed that if Wachovia did do a merger, it would be with SunTrust. We've had talks with them ongoing for years and most recently last December. Why are we doing a merger of equals with First Union, and why are we not merging with SunTrust?

Baker: We have a long-standing disagreement on structure, organization within the company and strategy. These are important things. Each time in the past when we have tried to discuss these things, we have met something of a stone wall. We have been told it will work out fine. In addition, we believe the flaws in SunTrust's operating model are beginning to be reflected in stagnating growth. Unless you have strategies that can be put side by side that allow you to move forward it won't work out fine. This is the obstacle. This has been the obstacle all along, and it is not a good recipe for success.

WN: Could you tell us more about the well-publicized disagreement between SunTrust and Wachovia in the asset and wealth management area?

Baker: Our discussion with SunTrust ran aground in the area of asset and wealth management, because SunTrust wanted to bury it in the company and put it back under its old geographic network of doing business. In other words, SunTrust's local office manager would have the complete strategic say over what went on in each area in asset and wealth management. This is clearly unacceptable to us. It is one of Wachovia's highest growth lines of business. It represents an area of supreme opportunity. We have spent a very great deal of capital and time and effort building the wealth management business in recent years. Wachovia has capabilities that other financial institutions do not have. We did not find openness among SunTrust's officers in terms of being willing to aggressively offer this product to the marketplace. I failed in my discussions. Our senior line business managers failed in their discussions. This is just symptomatic of the kind of difficulty we experienced in conversations with SunTrust.

WN: The First Union proposal is described as a merger of equals. Some media reports describe it as a takeover. Could you please explain the disconnect?

Baker: The reality is that Ken Thompson and I have worked very hard on this concept to determine if we really can achieve a strategic merger. He is committed to it. I am committed to it. That can be seen in the significant number of Wachovians in the senior management of the combined company and the melding of the best of First Union's and Wachovia's policies in our integration efforts. Our senior officers in both companies are committed to it. We are backing that up with our actions. There is a very great deal of effort that is going into building the new Wachovia.

WN: You have said that Wachovia is not for sale, and if it were for sale, SunTrust's proposal would be too low. However, the First Union deal is even lower than SunTrust's. Why not just put the company up for sale to get the highest possible price?

Baker: The strategic merger gives us the opportunity to select the best from each company and to present within our markets an incredible array of products that will carry this company forward for the next decade. It is a wonderful opportunity that cannot be envisioned in a purchase, because in a purchase only one side of the equation will be filled. If Wachovia were acquired, we would be subject to the whims of some other management group. Our strategic merger with First Union makes great sense as we look at the markets and we consider the array of products that will be brought to customers over time.


[PHOTO OF BOB MCCOY]
WN: SunTrust proposes a higher price than First Union. How can we turn it down?

McCoy: Employees also are shareholders. The thing that we need to think about is the future opportunity of growth that Wachovia would take in either transaction. SunTrust made its stock-based proposal at a time when its stock was selling at a higher level, and the premium was approximately 17 percent. The stock market has adjusted that premium down to approximately 3 percent. Also, the First Union transaction is meant to be a merger of equals, where low-premium transactions are common. SunTrust's proposal was an acquisition, which typically brings with it a very high premium. The market has adjusted that down significantly, and our board remains in full support of the First Union transaction.

WN: Wachovia has said that our proposed merger with First Union provides greater value to Wachovia's shareholders and provides greater accretion. Could you explain to us why it is better for the Wachovia shareholder and what exactly this all means?

McCoy: Well, accretion is very important to all shareholders. Accretion represents the increased value that you receive from the earnings performance of a company after the transaction. Assume that Wachovia's stock, on a stand-alone basis in 2002 would have achieved earnings per share of $5.50. As a result of the First Union transaction, we are expecting accretion of about 15 percent on that value. That is the earnings growth and the cost savings shared by our shareholders. Under the First Union transaction, that 15 percent is equal to about 80 cents a share. So the earnings per share could increase about 80 cents based on the expected savings and performance of the company. In the SunTrust transaction, the accretion is about 1.9 percent, or around 10 cents per share. Our $5.50 could be equal to $6.30 with First Union and in the SunTrust case could be worth $5.60. The reason that is important to shareholders is the price earnings (P/E) multiple that is applied to the earnings per share. The price of your stock is determined in part by the earnings per share multiplied by the price earnings multiple. So if you are earning more on accretion from one combination than the other and you apply relatively the same P/E multiple, then the price of your stock should be considerably higher. In this example, we should be able to get about $9 a share extra from the First Union transaction and a little more than a dollar extra from the SunTrust transaction.

WN: SunTrust has a much better financial record than First Union, and its stock has outperformed First Union's. Why do we believe that First Union, therefore, is a better merger partner?

McCoy: It is all in the growth rate. SunTrust has enjoyed relatively strong performance in the past few years. However, based on its core earnings performance over the last seven, eight and nine quarters we believe SunTrust has pretty much hit the wall. Its performance has resulted from large stock buyback programs versus generating additional revenue growth. We are very concerned about its ability to grow going forward. First Union, on the other hand, has had outstanding performance since its restructuring. Its stock performance since the first of the year is up about 14 percent, where SunTrust is down about 2 percent. The market now believes that First Union has turned around. The market also believes that the kind of businesses in which First Union is experiencing growth is very good for the future, so its being given a higher future growth rate. That is one of the reasons we are so excited. For us to put our company together with First Union really is a great opportunity to grow our businesses faster in areas that we think will command higher performance levels in the future.



--------------------------------------------------------------------------------

Wachovia News                                                      -------------
A publication for Wachovia employees and retirees                  Special Issue
                                                                   -------------

--------------------------------------------------------------------------------

Published monthly by Corporate Communications for employees, retirees and directors of Wachovia Corporation and its member companies.
(C)Wachovia Corporation 2001

Submissions or requests for articles should be made by the 15th day of the month prior to publication.
EDITORIAL OFFICES: (336) 732-5092
Corporate Communications, Mail Code NC-37283
Wachovia Corporation
100 North Main Street
Winston-Salem, N.C. 27101


--------------------------------------------------------------------------------
CORPORATE COMMUNICATIONS MANAGER:                                        EDITOR:
--------------------------------------------------------------------------------
Greer Cawood                                               Paul Grantham e-mail:
paul.grantham@wachovia.com
--------------------------------------------------------------------------------
CONTRIBUTING WRITERS:                                             SUPPORT STAFF:
--------------------------------------------------------------------------------
Sharon Berry, Paul Grantham              Sheila Burns, Naomi Kountz, Denise Roop
--------------------------------------------------------------------------------
LAYOUT & DESIGN:                                                       PRINTING:
--------------------------------------------------------------------------------
Paul Grantham                                                  Progress Printing

                    Wachovia, An Equal Opportunity Employer.
--------------------------------------------------------------------------------


                                                               Z50002-00M(06/01)

    This newsletter may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's and Wachovia's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's and Wachovia's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
    The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's and Wachovia's results to differ materially from those described in the forward-looking statements can be found in First Union's and Wachovia's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or Wachovia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Union and Wachovia do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information
    The proposed transaction will be submitted to First Union's and Wachovia's stockholders for their consideration, and, on April 26, 2001, First Union filed a registration statement on Form S-4 with the SEC which was amended on June 1, 2001, containing a preliminary joint proxy statement/prospectus of First Union and Wachovia and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397).
    First Union and Wachovia, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Union and Wachovia in connection with the merger. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on Schedule 14A, as filed with the SEC on March 19, 2001. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.